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                                                                  EXHIBIT 23.5

FOR MIBRAG                                                   December 11, 1997

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-33397 of NRG Energy, Inc. on Form S-1 of our report dated October 24, 1997 (relating to the financial statements of Mitteldeutsche Braunkohlengesellschaft mbH as of December 31, 1996, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1996 presented separately herein) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE &
TOUCHE GmbH
Wirtshaftsprufungsgesellschaft